As filed with the Securities and Exchange Commission on July 28, 2005

Registration Statement No. 333-38632

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MOLDFLOW CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	04-3406763
(State of Incorporation)	(I.R.S. Employer Identification No.)

492 Old Connecticut Path
Framingham, MA 01701
(508) 358-5848
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

MOLDFLOW CORPORATION EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)

A. Roland Thomas
President and Chief Executive Officer
MOLDFLOW CORPORATION
492 Old Connecticut Path
Framingham, MA 01701
(508) 358-5848
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:
Stuart M. Cable, P.C.
James A. Matarese, Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109-2881
(617) 570-1000

PURPOSE OF AMENDMENT

     Moldflow Corporation. (the “Registrant”) filed a Registration Statement on Form S-8 (No. 333-38632) (the “Registration Statement”) to register 500,000 shares of the Registrant’s common stock to be issued under the Moldflow Corporation Employee Stock Purchase Plan (the “Plan”). The Registrant has determined to terminate the Plan. Pursuant to the undertakings in Part II, Item 9 of the Registration Statement, the Registrant is removing from registration, by means of this post-effective amendment to the Registration Statement, 337,480 shares of common stock registered under the Registration Statement that remained unsold as of the effective date of this amendment.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts, on July 28, 2005.

MOLDFLOW CORPORATION
By:	/s/ A. ROLAND THOMAS
Name:	A. Roland Thomas
Title:	President, Chief Executive Officer & Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. Roland Thomas	President and Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	July 28, 2005

A. Roland Thomas

/s/ Christopher L. Gorgone	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2005

Christopher L. Gorgone

/s/ Roger E. Brooks	Director	July 28, 2005

Roger E. Brooks

/s/ Frank W. Haydu III	Director	July 28, 2005

Frank W. Haydu III

/s/ Robert J. Lepofsky	Director	July 28, 2005

Robert J. Lepofsky

Director

Robert P. Schechter